                                   EXHIBIT 5.1

                 [Edwards Angell Palmer & Dodge LLP Letterhead]

April 7, 2006
Wellman, Inc.
1041 521 Corporate Center Drive
Fort Mill, South Carolina 29715

Ladies and Gentlemen:

     We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Wellman, Inc. (the "Company"), a Delaware corporation, and the subsidiary guarantors named in
Schedule I hereto (the "Subsidiary Guarantors") to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to securities to be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000.

     We have reviewed the Registration Statement, including the prospectus (the "Prospectus") that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the issuance and sale by the Company of (i) one or more series of debt securities (the "Debt Securities"), (ii) guarantees of the Debt Securities (the "Subsidiary Guarantees") by the Subsidiary Guarantors, (iii) shares of common stock, $.001 par value (the "Common Stock"), (iv) warrants to purchase Common Stock or Debt Securities (collectively, the "Warrants"), (v) stock purchase contracts obligating the holders thereof to, upon settlement, purchase a fixed or varying number of shares of Common Stock ("Stock Purchase Contracts"), and (vi) units comprised of one or more Debt Securities, Subsidiary Guarantees, shares of Common Stock, Warrants, and Stock Purchase Contracts in any combination (collectively, the "Units"). The Debt Securities, the Subsidiary Guarantees, the Common Stock, Warrants, Stock Purchase Contracts and the Units are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock.

     The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, the Subsidiary Guarantors (if applicable) and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Units will be issued under one or more unit agreements (each, a "Unit Agreement") between the Company, the Subsidiary Guarantors (if applicable) and a unit agent selected by the Company (the "Unit Agent").

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with certain proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. We have made such examination as we consider necessary to render this opinion.

     The opinions expressed below are limited to the laws of the state of Delaware and the federal laws of the United States.

     Based upon the foregoing, we are of the opinion that:

     1. When (i) the Company, the Subsidiary Guarantors (if applicable) and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto, the particular Debt Securities and the Subsidiary Guarantees (if applicable) are duly approved by the Board of Directors of the Company and the Subsidiary Guarantors, respectively, as required by applicable law, (b) the terms of the Debt Securities as executed and delivered and the Subsidiary Guarantees (if applicable) are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities and the Subsidiary Guarantees (if applicable) as executed and delivered do not violate any law applicable to the Company or the Subsidiary Guarantors, respectively, or result in a default under or breach of any agreement or instrument binding upon the

Company or the Subsidiary Guarantors, respectively, (d) the Debt Securities and the Subsidiary Guarantees (if applicable) as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Subsidiary Guarantors, respectively, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities and the Subsidiary Guarantees (if applicable) are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities and the Subsidiary Guarantees (if applicable) will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their respective.

     2. The Company has the authority pursuant to the Articles to issue up to 100,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     3. When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that
(a) the Warrant Agreement and all amendments thereto and the particular Warrants are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4. When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s),
(c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. When (i) the execution of the Stock Purchase Contracts has been duly authorized by the Company and each counter-party thereunder by appropriate action, (ii) the Stock Purchase Contracts have been duly executed and delivered by the Company and the counter-party thereunder, (iii) the Board of Directors and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Stock Purchase Contracts and related matters and (iv) the Stock Purchase Contracts, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms.

     The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under Delaware law.

     To the extent that the obligations of the Company and the Subsidiary Guarantors under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Company and the Subsidiary Guarantors have the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company and the Subsidiary Guarantors has been duly executed and delivered by the Company and the Subsidiary Guarantors and constitutes the valid, binding and enforceable obligation of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

     To the extent that the obligations of the Company under each Warrant Agreement or Unit Agreement as applicable, may be dependent thereon, we assume for purposes of this opinion that the Company has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement or Unit Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Warrant Agent or Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent or Unit Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement or Unit Agreement; that the Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the Warrant Agent or Unit Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent or Unit Agent, enforceable against the Warrant Agent or Unit Agent in accordance with its terms; that the Warrant Agent or Unit Agent is in compliance, generally and with respect to acting as a Warrant Agent or Unit Agent under the applicable Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that the Warrant Agent or Unit Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement or Unit Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,


                                        /s/ Edwards Angell Palmer & Dodge LLP

                                  Schedule I

ALG, Inc.
Carpet Recycling of Georgia, Inc.
FIISB, Inc.
Fiber Industries, Inc.
Finwell, Inc.
Josdav, Inc.
MED Resins, Inc.
MRF, Inc.
PermaClear East, Inc.
Prince, Inc.
PTA Resources, LLC
Warehouse Associates, Inc.
Wellman of Mississippi, Inc.
Wellman Resins, LLC